UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Delta Air Lines, Inc. is filing this Amendment No. 1 (the “Form 8-K/A”) to its Current Report on Form 8-K (the “Form 8-K”), filed with the Securities and Exchange Commission on June 10, 2020, solely to correct the reference to our 7.000% senior secured notes due 2025 (the “2025 Secured Notes”), which were inadvertently identified as having a 2027 maturity and referred to in the Form 8-K as the 2027 Secured Notes. Except for this correction, this Form 8-K/A does not modify or update disclosures in the Form 8-K.

Item 8.01	Other Events.

On June 10, 2020, Delta Air Lines, Inc. (“Delta,” “we” or “our) filed with the Securities and Exchange Commission a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to our effective shelf registration statement on Form S-3 (File No. 333-238725) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering of our senior unsecured notes. We included the following disclosure in the Preliminary Prospectus Supplement:

Recent Developments

As a result of the COVID-19 pandemic, we expect our revenue for the second quarter ended June 30, 2020 to be reduced by 90% compared to our revenue for the second quarter ended June 30, 2019, with systemwide capacity down 85%, compared to the June 2019 quarter. On a consolidated basis, we expect to reduce our average daily cash outflow to approximately $40 million by June 30, 2020, down from approximately $100 million per day as of March 31, 2020. We expect this reduction to be primarily driven by a greater than 50% reduction in our operating expenses for the June 2020 quarter, as compared to the June 2019 quarter, as well as recent improvement in net sales and stabilization in refund requests. We are seeking to reduce our average daily cash outflow to zero by December 31, 2020. We believe this improvement in average daily cash outflow would result from modest continued demand recovery, particularly with domestic leisure travel beginning to return as states lift shelter-in-place orders, and additional cost-cutting initiatives. We expect the recovery in international demand to lag domestic demand. We have added 100 additional domestic flights in June and plan to continue to rebuild our schedule in the September 2020 quarter as demand returns.

Since early March, we have raised more than $10 billion through various financing arrangements, including the issuance of $3.5 billion of our senior secured notes due 2025 (the “2025 Secured Notes”) and the entry into two secured term loan facilities, with total net proceeds of approximately $4.4 billion. We have also received $3.8 billion in funding support to date pursuant to the Payroll Support Program under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act” and such funding support, the “Payroll Support Program Financing”). These arrangements are described in more detail in “Capitalization” below. As of June 30, 2020, we expect to have approximately $6-7 billion of unencumbered collateral, primarily aircraft, with some engines and spare parts, and in excess of $14 billion in cash, cash equivalents, short-term investments and borrowing capacity under our revolving credit facilities, after giving effect to this offering. We are seeking to have $10 billion in cash, cash equivalents, short-term investments and borrowing capacity under our revolving credit facilities as of December 31, 2020.

We cannot assure you that we will be able to achieve the guidance or targets set forth above.

Risks Relating to Recent Events

The rapid spread of the COVID-19 virus and measures implemented to combat it have had, and will continue to have, a material adverse effect on our business. Moreover, the longer the pandemic persists, the more material the ultimate effects are likely to be. It is likely that there will be future negative effects that we cannot presently predict, including near term effects.

The rapid spread of COVID-19, as well as the measures governments and private organizations have implemented in order to stem the spread of this pandemic, have had, and are continuing to have, a material adverse effect on the demand for worldwide air travel, and consequently upon our business. Among other effects of the COVID-19 pandemic affecting air travel and our business:

•	In the United States, which is our primary market, the government has encouraged social distancing efforts and limits on gathering size, placed significant restrictions on travel between the United States and specific countries, issued a mandate for U.S. citizens to avoid all international travel and issued domestic travel advisories;

•	Many foreign governments have placed restrictions on citizens of other countries, including citizens of the U.S., flying into their countries;

•	State or local governments have issued health-related curfews or “shelter in place” orders which dissuade or restrict air travel;

•	Employers in both the public and private sectors have issued instructions to employees to work from home and/or otherwise dissuading or restricting air travel;

•	Business conventions and conferences, significant sporting events, concerts and similar entertainment have been, and are continuing to be, cancelled, reducing the demand for both business air travel (which drives our most profitable ticket sales) and leisure air travel;

•	Popular tourist destinations have been, and are continuing to be, closed, or operations are being curtailed, reducing the demand for leisure air travel;

•	Travelers are discouraged from air travel to destinations where COVID-19 is particularly virulent;

•	Travelers have indicated they are wary of airports and commercial aircraft, where they may view the risk of contagion as increased (and contagion or virus-related deaths linked or alleged to be linked to travel on our aircraft, whether accurate or not, may injure our reputation);

•	Travelers may be dissuaded from flying due to possible enhanced COVID-19-related screening measures which are being implemented across multiple markets we serve; and

•	Travelers may be dissuaded from flying due to the concern that additional travel restrictions implemented between their departure and return may affect their ability to return to their homes.

These effects related to the COVID-19 pandemic are negatively impacting air travel in general, which in turn are materially adversely affecting our revenues and results of operations. Although certain of the restrictions above have begun, and may continue, to ease, the ongoing pandemic, including concentrated outbreaks of COVID-19, may result in their reinstitution. Moreover, additional currently unknown restrictions or other events dissuading air travel may occur in the future as a result of the pandemic (including possibly in the near term), lengthening the negative effects of the COVID-19 pandemic on our business.

Our operations could be negatively affected further if our employees are quarantined or sickened as a result of exposure to COVID-19, or if they are subject to additional governmental COVID-19 curfews or “shelter in place” health orders or similar restrictions. Measures restricting the ability of our airport or inflight employees to come to work may cause a further deterioration in our service or operations, all of which could negatively affect our business.

In response to the crisis, we are taking certain steps to mitigate the effects on our business, which themselves may have negative consequences with respect to our business and operations. For example, we have significantly reduced our flight capacity and have capped load factors on all flights that we are operating. However, the cost savings achievable with temporary capacity reductions cannot be achieved immediately and will not completely eliminate the costs related to unused capacity.

Furthermore, we have waived air travel booking change fees to a broad extent and extended the ability to rebook that travel for up to two years in order to encourage travelers to book air travel (or not cancel already booked travel) despite the inherent uncertainty caused by the COVID-19 pandemic. Despite these efforts, we have experienced significant ticket cancellations. Cancellations, the waiver of change fees and other refunds have negatively affected our revenues and liquidity, and we expect such negative effects to continue.

Other cost-saving measures that we are implementing or may consider, such as deferral of nonessential maintenance, capital expenditure reductions, voluntary early retirement and opt-out programs, hiring freezes, facility closures, deferral of pension funding and compensation reductions, are unlikely to entirely make-up for the loss in cash as result of decreased ticket sales and cancellations and could also negatively affect our service to customers, revenues and results of operations. The pandemic is also having a material adverse effect on third parties whose services we utilize, including other carriers with which we have commercial relationships, including international carriers and regional carriers in the Delta Connection program, and providers of ground services at some airports, which may also negatively affect our service to customers.

We are unable to predict how long these conditions will persist, what additional measures may be introduced by governments or private parties or what effect any such additional measures may have on air travel and our business. Furthermore, not only is the duration of the pandemic and future correlative combative measures at present unknown, the overall situation is extremely fluid, and it is impossible to predict the timing of future material changes in the situation. It therefore is impossible to predict whether any such unknown future developments will occur in the near, medium or long terms, and depending on the duration of the pandemic, such negative developments may occur over the entirety of the event.

At this time, we are also not able to predict whether the COVID-19 pandemic will result in permanent changes to our customers’ behavior, with such changes including but not limited to a permanent reduction in business travel as a result of increased usage of “virtual” and “teleconferencing” products and more broadly a general reluctance to travel by consumers, each of which could have a material impact on our business.

All of the foregoing have had a material adverse effect on our business, results of operations and financial condition.

Agreements governing our debt, including credit agreements, include financial and other covenants that impose various restrictions on our business. Failure to comply with these covenants could result in events of default.

Our primary credit facilities have various financial and other covenants that require us to maintain a minimum fixed charge coverage ratio and a minimum asset coverage ratio. Based on the reduction in demand that we have experienced and are continuing to experience as a result of the COVID-19 pandemic, we expect that we will not be able to satisfy the current minimum fixed charge coverage ratio by early next year. We plan to seek and expect to obtain amendments to these credit facilities prior to a breach. However, our efforts to obtain such amendments may not be successful, which would lead to an event of default.

Some of our secured facilities, including our secured notes, contain collateral coverage ratios. A decline in the value of our assets supporting these facilities from factors that are not under our control could affect one or more of the ratios. In addition, these facilities contain other negative covenants customary for such financings. While these covenants are subject to important exceptions and qualifications, if we fail to comply with these covenants and are unable to remedy or obtain a waiver or amendment, an event of default would result. These arrangements also contain other events of default customary for such financings.

If an event of default were to occur, the lenders and noteholders could, among other things, declare outstanding amounts due and payable and where applicable, repossess collateral, which may include aircraft or other valuable assets. In addition, an event of default or declaration of acceleration under one facility or indenture could result in an event of default under other of our financing agreements. The indenture contains an event of default triggered by a default on other indebtedness of at least $200 million that is accelerated prior to maturity. The acceleration of significant amounts of debt could require us to renegotiate, repay or refinance the obligations under our financing arrangements, which we may not have sufficient liquidity to do.

Our significant investments in airlines in other parts of the world and the commercial relationships that we have with those carriers may not produce the returns or results we expect.

An important part of our strategy to expand our global network has been to make significant investments in airlines in other parts of the world and expand our commercial relationships with these carriers, including through contractual joint venture arrangements. We expect to continue exploring ways to expand and deepen our alliance relationships with other carriers as part of our global business strategy. These investments and relationships involve significant challenges and risks, including that we may not realize a satisfactory return on our investment or that they may not generate the expected financial results. We are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, we do not have control over their operations or business methods, and to the extent their actions have a significant adverse effect on our operations, our results of operations could be materially adverse affected.

In addition, the COVID-19 pandemic has significantly impacted the operations of these airline partners in the same way it has disrupted our business. Many of these carriers have incurred significant financial losses as a result of the pandemic, and some may be forced to seek protection under applicable bankruptcy laws. For example, in May, LATAM Airlines filed a voluntary proceeding to reorganize under chapter 11 of the U.S. bankruptcy code and in April, Virgin Australia entered voluntary administration in Australia seeking to recapitalize its business. These and similar actions by other foreign airline partners could adversely impact our equity investments in these carriers, and could lead to reduced influence over, and impairments or other write-downs of assets associated with, certain of our investments.

To the extent that the operations of any of these carriers are impacted over an extended period, those operational impacts could adversely affect the services we provide to our customers, and our results of operations could be further materially adversely affected.

In certain circumstances, we also may be subject to consequences of the failure of these carriers to comply with laws and regulations, including U.S. laws to which they may be subject. For example, we may be subject to consequences from improper behavior of our joint venture partners, including for failure to comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act. Such a result could have a material adverse effect on our operating results.

Capitalization

The following table sets forth our unaudited consolidated capitalization at March 31, 2020:

•	on an actual basis; and

•	as adjusted for (1) the Payroll Support Program Financing, (2) sale-leaseback transactions with various counterparties for certain of our aircraft, with gross proceeds of $1.2 billion, (3) $250.0 million in additional borrowings under our 364-day secured term loan credit agreement, (4) the issuance of our 2025 Secured Notes, (5) $1.5 billion in borrowings under our three-year secured term loan credit agreement (the “2023 Term Loan Facility”), and (6) the issuance of $243.0 million in face amount of enhanced equipment trust certificates utilizing pass-through trusts, with final maturities in 2023 and 2027.

You should read this table in conjunction with our prior filings with the SEC, including our consolidated financial statements and the accompanying notes thereto.

	Actual	As Adjusted
	(in millions)
Cash, cash equivalents and short-term investments	$5,967	$16,260 (1)

Debt (including current maturities of long-term debt):
Financing arrangements secured by aircraft, slots, and/or gate leaseholds:
Certificates(2)	2,611	2,854
Notes(2)	1,243	1,243
364-Day Term Loan Facility	2,700	2,950
2025 Secured Notes	—	3,500
2023 Term Loan Facility	—	1,500
Payroll Support Program Notes due 2030(3)	—	1,112
3.625% Notes due 2022	1,000	1,000
2.900% Notes due 2024	900	900
3.750% Notes due 2029	600	600
3.400% Notes due 2021	600	600
3.800% Notes due 2023	500	500
4.375% Notes due 2028	500	500
2.600% Notes due 2020	450	450
2018 Unsecured Revolving Credit Facility	2,650	2,650
NYTDC Special Facilities Revenue Bonds, Series 2018(2)	1,383	1,383
Other revolving credit facilities(4)	292	292
Other financings(2)(5)	256	256
Unamortized premium (discount) and debt issue cost, net	155	(40)
Finance leases(2)(6)	1,159	1,159

Total debt	$16,999	$23,409

Stockholders’ equity:
Common stock at $0.0001 par value; 1,500,000,000 shares authorized, 647,386,115 shares issued at March 31, 2020	—	—
Additional paid-in capital	11,054	11,054
Retained earnings	11,423	11,423
Accumulated other comprehensive loss	(7,898)	(7,898)
Treasury stock, at cost	(270)	(270)

Total stockholders’ equity	$14,309	$14,309

Total capitalization	$31,308	$37,718

(1)	Includes $1.2 billion received from sale-leaseback transactions involving certain of our aircraft, which is expected to be reflected as “other noncurrent liabilities” on our unaudited consolidated balance sheets as of June 30, 2020.
(2)	Due in installments.
(3)	As of May 31, 2020, we had received approximately $3.8 billion, or 70 percent, of $5.4 billion in expected proceeds from the U.S. Department of the Treasury through the payroll support program of the CARES Act, for which we have provided consideration in the form of a $1.1 billion unsecured term loan and warrants to acquire over 4.5 million shares of our common stock. The remainder of the funds are expected to be received, the principal amount of the unsecured term loan is expected to be increased by $500 million, and additional warrants for 2.0 million shares of our common stock are expected to be issued, in two installments in June and July 2020. The loan bears interest at annual rates of 1.00% for the first five years (through April 2025) and the Secured Overnight Financing Rate plus 2.00% for the final five years. The warrants have an exercise price of $24.39 per share and a five-year term.
(4)	As of March 31, 2020, we had the ability to draw an additional $21 million under these revolving credit facilities. As of May 31, 2020, we had the ability to draw an aggregate of $30 million thereunder, and our outstanding borrowings thereunder were approximately $270 million at such date.
(5)	Primarily includes unsecured bonds and debt secured by certain accounts receivable and real estate.
(6)	Excludes operating lease obligations of $6.0 billion as of March 31, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Statements in this Form 8-K that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the performance of our significant investments in airlines in other parts of the world; the restrictions that financial and other covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the impact of environmental regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; and uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 10, 2020, and which we have no current intention to update except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Paul A. Jacobson
Date: June 10, 2020		Paul A. Jacobson, Executive Vice President and Chief Financial Officer